
                                                                   EXHIBIT 10.19

                                PROMISSORY NOTE

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
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Principal    Loan Date     Maturity     Loan No     Call  Collateral   Account   Officer  initials
$86,465.75   12-29-1994   01-01-1998   0716457371   04a0     131        920578      25   [illegible]
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References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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Borrower: Weststar Environmental, Inc.      Lender: CNB National Bank
             (TIN: 593066915)                       Starke Office
          P O Box 6003                              P O Box 6008
          Starke, FL 32091                          606 West Madison Street
                                                    Starke, FL 32091

                                     [Stamp]
                                      PAID
                                   MAR 31 1998

                                       CNB
                                  NATIONAL BANK

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
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Principal Amount: $86,465.75   Interest Rate: 12.000%   Date of Note: December 29, 1994

PROMISE TO PAY. Weststar Environmental, Inc. ("Borrower") promises to pay to CNB National Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Eighty Six Thousand Four Hundred Sixty Five & 75/100 Dollars ($86,465.75), together with interest at the rate of 12.000% per annum on the unpaid principal balance from December 29, 1994, until paid in full.

PAYMENT. Borrower will pay this loan in 36 payments of $2,881.44 each payment. Borrower's first payment is due February 1, 1995, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on January 1,1998, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $15.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect. (a) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note to 18.000% per annum, if and to the extent that the increase does not cause the interest rate to exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Florida. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Bradford County, the State of Florida. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, end transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

GARNISHMENT. Borrower consents to the issuance of a continuing writ of garnishment or attachment against Borrower's disposable earnings, in accordance with Section 222.11, Florida Statutes, in order to satisfy, in whole or in part, any money judgment entered in favor of Lender.

COLLATERAL. This Note is secured by 1984 Kenworth Tractor Id# 1NKKL29X6EJ358523; 1977 Fruehauf Trailer Id# UNX557502; 1988 Kenworth K100 Tractor Id# 1XKED59XXJJ373344; 1988 Kenworth K100 Tractor Id# 1XKED59X3JJ373347; 1988 Kenworth K100 Tractor Id# 1XKED59X7JJ373348; 1988 Kenworth K100 Tractor Id# 1XKED59X3JJ373346.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

Weststar Environmental, Inc.

By: /s/ Michael E. Ricks
    ----------------------------------
    Michael E Ricks, President

================================================================================
Fixed Rate. installment.         LASER PRO. Reg. U.S. Pat. & T.M. Off., Ver.
                                 3.19(c) 1994 CFI ProServices, Inc. All
                                 rights reserved. (FL-D20 WESTSTAR.LN C6.OVL)

                                                    [STAMP]

                                          Florida documentary stamp tax
                                          required by law in the amount
                                          of $302.75 has been paid or
                                          will be paid directly to the
                                          Department of Revenue
                                          Certificate of Registration #
                                          59-2496482-22-01.